Exhibit 99.2

Fourth Quarter 2005

Earnings Release and

Supplemental Operating and Financial Data

Affordable Residential Communities

7887 East Belleview Avenue, Suite 200

Englewood, CO 80111

Phone: (866) 847-8931

Fax: (303) 294-0121

www.aboutarc.com

                                                                                                                    Table of Contents

Portfolio Map	1
Press Release Text	2
Financial Data:
Financial Highlights	6
Balance Sheet	7
Debt Analysis	8
Statement of Operations	9
Segment Detail	10
Same Community Data	11
Total Real Estate Segment	12
Capital Expenditure Summary	13
Manufactured Home Data	14
Top 20 Markets	15
Operating Results by Occupancy Level	16
Occupancy Migration	17
Acquisitions & Dispositions	18
Investor Inquiries	19
Exhibit I — Non-GAAP Financial Measures
Definitions of Non-GAAP Measures	I - 1
FFO, FAD & EBITDA Reconciliation	I - 2
Total Real Estate Net Segment Income Reconciliation	I - 3
Same Community Net Segment Income Reconciliation	I - 4

Note:  This earnings release and supplemental operating and financial data report contains certain non-GAAP financial measures that we believe are helpful in understanding our business as further described in Exhibit I.  These financial measures that principally include Funds From Operations, Funds Available for Distribution, Earnings Before Interest, Taxes, Depreciation and Amortization, and Net Segment Income should not be considered an alternative to Loss Available to Common Stockholders or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities.  Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

                                                                                                                           Portfolio Map

                                                                                                               Press Release Text

AFFORDABLE RESIDENTIAL COMMUNITIES ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2005 RESULTS

DENVER, CO — (BUSINESS WIRE) — Thursday, March 9, 2006 — Affordable Residential Communities Inc. (NYSE:ARC) today announced results for the fourth quarter and year ended December 31, 2005.

Fourth Quarter Operating Results

Consolidated gross revenue for the fourth quarter of 2005 was $60.5 million, compared to $66.0 million in the third quarter of 2005 and $59.2 million in the fourth quarter of 2004.  Net loss to common shareholders for the fourth quarter of 2005 was $(33.8) million, or $(0.83) per share, compared to a net loss of $(126.9) million, or $(3.10) per share, in the third quarter of 2005, and a net loss of $(35.4) million, or $(0.87) per share, in the fourth quarter of 2004. Funds from operations (FFO1) available to common shareholders for the fourth quarter of 2005 was a loss of $(12.0) million, or $(0.29) per share, compared to a loss of $(107.8) million, or $(2.64) per share, in the third quarter of 2005 and a loss of $(13.4) million, or $(0.33) per share, in the fourth quarter of 2004. As previously announced, the Company has decided to retain 41 of the 79 communities previously held for sale.  Accordingly, these communities have been reclassified as continuing operations and current and prior period results, including occupancy data, have been recast to reflect the Company’s re-continuance of these 41 communities as continuing operations.

Net loss and FFO in the fourth quarter of 2005 include charges of $6.4 million, or $0.16 per share, associated with communities held for sale and impairment of goodwill allocated to re-continued properties as discussed below.  FFO in the fourth quarter of 2005, as compared to the fourth quarter of 2004, reflects improved community segment operating results from higher occupancy and higher home sales margins. These improvements partially were offset by increased interest and general and administrative expense.

The fourth quarter of 2005, as compared to the third quarter of 2005, reflects improved results in the communities segment and a reduction in losses attributable to the retail home sales segment.  Communities’ net segment income increased as a result of an improvement in average rental rates applicable to both homeowners and renters which offset the lower average resident occupancy in the fourth quarter of 2005.  In addition, the communities’ net segment income reflects reduced operating expenses primarily resulting from the reduction of previously estimated incentive compensation expense.

The decrease in retail net segment losses reflects reduced operating expenses partially offset by a reduced volume of homes sold with corresponding reduced gross margins.  In the fourth quarter of 2005 the Company restructured its marketing programs, reducing its retail operating expenses primarily as a result of the elimination of approximately 150 sales management and administration positions.

Net occupancy decreased by 769 residents during the fourth quarter of 2005 to overall occupancy of 83.9% primarily due to the restructuring of the retail sales operation and seasonally slower home marketing activity in which the Company experienced declines in home sales and leasing net transactions.

General and administrative expenses increased in the fourth quarter of 2005 by $1.1 million compared to the third quarter of 2005.  The increase was principally the result of severance costs attributable to two

                                                                                                               Press Release Text

former senior officers of the Company and costs associated with completing the Company’s internal control evaluation as required by the Sarbanes-Oxley Act.

The Company incurred higher interest expense resulting primarily from the 7½% Senior Exchangeable Notes issued by the Company in August 2005.

Community Sales Results

As previously announced, through March 8, 2006, the Company has closed on the sales of 12 communities, resulting in $10.2 million of cash proceeds net of related debt, defeasance and other closing costs totaling $24.3 million.  The Company contemplates closing the sale of an additional 26 communities during the calendar year 2006.  A table of the discontinued communities is included at the end of this press release.  However, there can be no assurance that the Company may realize net cash proceeds from the sale of any of these communities nor can the Company assure that sales under contract will ultimately close.

For the discontinued communities in which the Company expects to incur a loss, the Company has recorded a charge of $3.7 million in the fourth quarter of 2005 in addition to the charge of $6.5 million recorded in the third quarter of 2005. For the discontinued communities in which the Company expects a gain, the Company will record such gains only when the sales close.  The Company continues to market an additional eight communities in private party transactions or through brokers.  There can be no assurances that any or all of these remaining transactions will close, or that, if they do close, that any gains will be recognized with respect to any such transactions.

For the re-continued communities, the Company had previously recorded an impairment charge of $23.2 million and a goodwill charge of $5.0 million in the third quarter 2005 related to the transactions in which it had expected a loss and has now classified these charges in continuing operations in recording the re-continuance.  The Company reduced the community impairment charge by $1.3 million in the fourth quarter in evaluating their fair value at the date of the decision not to sell in accordance with FAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”  The Company wrote off additional goodwill of $4.0 million in the fourth quarter related to the re-continued communities.

Decision to Eliminate REIT Status

The Company currently contemplates that certain sales of properties anticipated to close during the year ending December 31, 2006 will result in gains for federal income tax purposes. In certain circumstances, gains on sales of properties by companies taxed as a REIT may result in a federal income tax liability equal to the amount of the gain for federal income tax purposes (a 100% tax rate). The Company elected not to be taxed as a REIT for the year ending December 31, 2006.

At December 31, 2005, the Company has net operating loss carry-forwards for federal income tax purposes of approximately $250 million and $200 million for regular income tax and alternative minimum tax, respectively. The net operating loss carry-forwards for regular federal income tax purposes at December 31, 2005 are expected to offset the regular taxable earnings for the year ending December 31, 2006. The net operating loss carry-forwards for alternative minimum federal income taxes are generally limited to offsetting 90% of the alternative minimum taxable earnings for a given year. Therefore, alternative minimum tax may be incurred by the Company as a result of this change in tax status.

The Company could experience some future non-cash variability in its income tax provision based on the timing of recognition of the tax benefit of its operating losses carried forward from prior years.

                                                                                                               Press Release Text

Under current IRS rules, the Company can elect to return to REIT status after five years.  There can be no assurances that the tax laws and regulations will not change or that the Company will change its REIT election status in five years.  The limitations set forth in the Company’s charter with respect to ownership of the Company’s outstanding equity securities no longer apply as a result of the Company’s decision to discontinue its status as a REIT.

Balance Sheet and Liquidity

At December 31, 2005, the Company had $27.9 million in cash and cash equivalents and approximately $31.4 million of additional borrowing capacity available under its lease receivables line of credit.  The Company has also obtained $10.4 of net proceeds from the 12 properties sold at auction which have closed through March 8, 2006, and anticipates receiving additional proceeds during the year 2006 from the sale of the additional 26 communities.  The Company can make no assurance that all or any of these sales will close as anticipated.

In the aggregate at December 31, 2005, the Company had approximately $1.2 billion in outstanding debt related to continuing operations as well as approximately $48.2 million related to communities held for sale.  The weighted average interest rate on the Company’s aggregate outstanding debt related to continuing operations was 6.95% at December 31, 2005. Approximately $1.0 billion of the Company’s outstanding debt is payable in 2008 or later assuming its Senior Variable Rate Mortgage due 2007 is extended in accordance with the terms of the current loan agreement.  The Company, in February 2006, completed the first extension of its Senior Variable Rate Mortgage due in 2007.  The amount of fixed rate loans amounted to $927.4 million, which was approximately 80% of total loans outstanding and includes the impact of the Company’s interest rate swap.

Fourth Quarter and Full Year 2005 Conference Call

The Company will host a conference call, today, Thursday, March 9, 2006, at 5:00 P.M. Eastern time. The call will be webcast live over the Internet from the Company’s website at www.aboutarc.com under the section titled “Webcast”. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.  The call also can be accessed live over the phone by dialing (800) 817-4887 or (913) 981-4913 for international callers.

A replay will be available at approximately 8:00 P.M. Eastern time after the call and can be accessed by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 4566915. The replay will be available from March 9, 2006 through March 16, 2006, and also will be archived on ARC’s website.

                                                                                                               Press Release Text

Non-GAAP Terminology

(1) As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP, excluding gains (or losses) from sales of property, plus income generating real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ materially from those set forth in the forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and terms of and timing with respect thereto; the Company’s growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates.  Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2004 Annual Report on Form 10-K (included under the heading “Forward-Looking Statements”), and in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov).  The forward-looking statements contained in this news release speak only as of the date of the release, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC”), excluding discontinued operations, currently owns and operates approximately 57,600 homesites located in 278 communities in 24 states. ARC is focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Denver, CO.

CONTACTS

Affordable Residential Communities Inc.
Lawrence Kreider, Chief Financial Officer

(866) 847-8931

investor.relations@aboutarc.com

                  or

Integrated Corporate Relations, Inc.
Brad Cohen, (203) 682-8211

                                                                                                            Financial Highlights

	Three Months Ended
($ in thousands, except per share data)	12/31/05	9/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Operating Data
Total revenue	$60,496	$66,021	$68,822	$59,174	$59,183	$54,983	$50,646	$39,638
Same community real estate net segment income (a)	$21,680	$18,570	$18,778	$18,963	$17,423	$17,681	$19,591	$20,122
Avg. monthly real estate revenue per occupied homesite	$388	$382	$373	$376	$373	$372	$370	$362
Avg. monthly homeowner rental income per homeowner occupied homesite	$289	$284	$284	$284	$281	$277	$275	$276
Average occupied homesites	29,386	29,722	29,253	29,025	29,072	29,361	29,685	30,031

EBITDA (a)	$17,343	$13,651	$19,333	$18,329	$10,623	$19,093	$21,609	$3,106
Adjusted EBITDA (a)	$17,343	$13,651	$19,333	$18,329	$10,623	$19,093	$21,609	$17,718

Funds from operations available to common stockholders (a)	$(11,983)	$(107,768)	$489	$1,604	$(13,403)	$2,632	$9,304	$(21,708)
FFO per share — basic	$(0.29)	$(2.64)	$0.01	$0.04	$(0.33)	$0.06	$0.23	$(0.74)
FFO per share — diluted	$(0.29)	$(2.64)	$0.01	$0.04	$(0.33)	$0.06	$0.22	$(0.74)
Adjusted FFO (a)	$(11,983)	$(107,768)	$489	$1,604	$(13,403)	$5,710	$9,304	$4,129

Funds available for distribution (“FAD”) (a)	$(6,775)	$(9,774)	$(2,337)	$(2,214)	$(16,714)	$2,146	$7,069	$(10,447)
FAD per share — basic	$(0.17)	$(0.24)	$(0.06)	$(0.05)	$(0.41)	$0.05	$0.17	$(0.36)
FAD per share — diluted	$(0.17)	$(0.24)	$(0.06)	$(0.05)	$(0.41)	$0.05	$0.16	$(0.36)
Adjusted FAD (a)	$(6,775)	$(9,774)	$(2,337)	$(2,214)	$(16,714)	$2,146	$7,069	$3,032

Net income (loss) to common stockholders	$(33,791)	$(126,929)	$(18,193)	$(15,872)	$(35,353)	$(17,211)	$(7,126)	$(34,969)
Earnings (loss) per share — basic	$(0.83)	$(3.10)	$(0.45)	$(0.39)	$(0.87)	$(0.42)	$(0.17)	$(1.20)
Earnings (loss) per share — diluted	$(0.83)	$(3.10)	$(0.45)	$(0.39)	$(0.87)	$(0.42)	$(0.17)	$(1.20)

Distributions per common share	$0.0000	$0.0000	$0.1875	$0.3125	$0.3125	$0.3125	$0.3125	$0.1493
Distributions per preferred share	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.4182

Interest expensed	$20,431	$19,746	$17,197	$15,790	$17,192	$13,742	$12,948	$14,783
Interest capitalized	-	-	191	215	127	972	1,094	111
Total interest incurred	$20,431	$19,746	$17,388	$16,005	$17,319	$14,714	$14,042	$14,894

EBITDA / interest	0.85x	0.69x	1.11x	1.15x	0.61x	1.30x	1.54x	0.21x
EBITDA / interest + preferred stock dividend	0.75x	0.61x	0.97x	0.99x	0.53x	1.10x	1.30x	0.19x

Share Detail
Average number of common shares outstanding	40,957	40,886	40,877	40,876	40,858	40,857	40,857	29,233

Balance Sheet Data	12/31/05	9/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Total assets	$1,728,481	$1,769,472	$1,804,786	$1,791,285	$1,813,002	$1,836,165	$1,834,169	$1,770,503
Total debt	$1,152,998	$1,155,116	$1,039,673	$989,177	$953,381	$930,610	$890,908	$853,953

Market value of common equity, end of period	$390,458	$414,678	$546,759	$517,078	$586,543	$597,285	$679,105	$757,620
Market value of preferred equity, end of period	97,000	104,250	128,250	125,500	130,000	127,550	128,750	131,250
Market value of OP units, end of period	17,449	18,623	30,190	30,334	34,491	35,092	40,031	44,613
Market value of Series B and C PPUs, end of period	17,642	17,642	25,142	25,142	25,142	25,142	25,142	-
Total market of equity including minority interest, end of period	$522,549	$555,193	$730,342	$698,055	$776,176	$785,069	$873,028	$933,483
Debt / total assets	66.7%	65.3%	57.6%	55.2%	52.6%	50.7%	48.6%	48.2%
Debt / total market capitalization	68.8%	67.5%	58.7%	58.6%	55.1%	54.2%	50.5%	47.8%

Other Data
Total properties (at period end)	278	278	278	278	278	278	252	249
Total homesites (at period end)	57,578	57,562	57,760	58,392	58,431	58,431	58,154	54,813
Occupied homesites (at period end)	48,320	49,089	48,738	47,952	47,662	48,261	48,237	45,966
Occupancy percentage — total portfolio	83.9%	85.3%	84.4%	82.1%	81.6%	82.6%	82.9%	83.9%

                                                                           Balance Sheet

($ in thousands)	12/31/05	09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Assets
Rental property
Land	$195,772	$195,738	$195,738	$195,738	$195,390	$194,276	$193,856	$182,807
Land improvements and buildings	1,200,735	1,197,899	1,209,816	1,194,623	1,176,441	1,152,419	1,136,158	1,064,058
Manufactured homes and improvements	261,546	250,999	222,359	192,629	179,656	183,700	169,039	145,710
Furniture, equipment and vehicles	16,102	14,406	13,928	13,331	11,843	9,264	8,881	8,748
Rental property, gross	1,674,155	1,659,042	1,641,841	1,596,321	1,563,330	1,539,659	1,507,934	1,401,323
Accumulated depreciation	(211,064)	(190,799)	(174,468)	(159,834)	(147,194)	(133,713)	(119,422)	(106,096)
Rental property, net	1,463,091	1,468,243	1,467,373	1,436,487	1,416,136	1,405,946	1,388,512	1,295,227

Assets held for sale	122,285	125,478	131,955	135,905	180,129	226,080	227,903	214,236
Cash and cash equivalents	27,926	46,078	16,489	40,400	32,859	27,362	40,318	86,591
Restricted cash	7,022	3,419	3,712	7,330	7,321	8,120	8,192	2,905
Tenant, notes and other receivables, net	37,363	37,914	31,863	18,412	18,111	15,616	15,551	13,980
Inventory	50	125	307	4,696	11,230	2,343	2,521	3,084
Loan origination costs, net	16,205	16,960	13,777	13,102	13,437	11,667	14,259	14,355
Loan reserves	35,088	39,784	35,453	31,756	31,019	31,977	28,564	29,643
Goodwill	-	3,990	78,783	78,783	78,783	79,646	79,646	79,646
Lease intangibles and customer relationships, net	12,063	13,466	14,868	16,103	17,639	19,215	19,732	21,208
Prepaid expenses and other assets	7,388	14,015	10,207	8,311	6,338	8,193	8,971	9,628
Total assets	$1,728,481	$1,769,472	$1,804,786	$1,791,285	$1,813,002	$1,836,165	$1,834,169	$1,770,503

Liabilities and Stockholders’ Equity
Notes payable and preferred interest	$1,152,998	$1,155,116	$1,039,673	$989,177	$953,381	$930,610	$890,908	$853,953
Liabilities related to assets held for sale	50,007	53,129	54,112	55,659	79,445	83,552	85,055	81,901
Accounts payable and accrued expenses	34,595	33,903	40,303	47,840	52,651	44,200	41,304	31,325
Tenant deposits and other liabilities	14,884	15,469	14,037	12,881	11,819	11,468	18,523	10,579
Total liabilities	1,252,484	1,257,617	1,148,125	1,105,557	1,097,296	1,069,830	1,035,790	977,758

Minority interest	31,902	33,512	51,440	54,918	56,659	59,016	61,896	37,175

Stockholders’ equity
Preferred stock	119,108	119,108	119,108	119,108	119,108	119,108	119,108	119,108
Common stock	410	410	410	409	409	410	410	410
Paid-in capital	791,379	792,090	791,922	790,611	790,528	791,753	791,579	792,616
Unearned compensation	(178)	(858)	(939)	(221)	(235)	(873)	(923)	(1,760)
Accumulated other comprehensive income (loss)	583	1,008	1,206	1,519	1,208	766	1,284	(518)
Retained deficit	(467,207)	(433,415)	(306,486)	(280,616)	(251,971)	(203,845)	(174,975)	(154,286)
Total stockholders’ equity	444,095	478,343	605,221	630,810	659,047	707,319	736,483	755,570
Total liabilities and stockholders’ equity	$1,728,481	$1,769,472	$1,804,786	$1,791,285	1,813,002	$1,836,165	$1,834,169	$1,770,503

                                                                                                                              Debt Analysis

As of December 31, 2005

	Debt	% of Total	Interest	Maturity
($ in thousands)	Amount	Debt	Rate	Date
Fixed Rate Debt
Senior fixed rate mortgage due 2009	$89,512	7.8%	5.05%	2009
Senior fixed rate mortgage due 2012	288,622	25.0%	7.35%	2012
Senior fixed rate mortgage due 2014	196,270	17.0%	5.53%	2014
Senior exchangeable notes due 2025	96,600	8.4%	7.50%	2025
Various individual fixed rate mortgages	150,104	13.1%	7.25%	2006-2031
DAM preferred partnership units due 2006	4,999	0.4%	7.00%	2006
Other loans due 2012	1,277	0.1%	6.97%	2012
Total fixed rate debt	827,384	71.8%	6.67%

Variable Rate Debt (a)
Senior variable rate mortgage due 2007	130,595	11.4%	7.39%	2007
Revolving credit mortgage facility due 2006	58,764	5.1%	7.14%	2006
Trust preferred securities due 2035	25,780	2.2%	7.79%	2035
Consumer finance chattel facility due 2008	18,607	1.6%	7.39%	2008
Lease receivables facility due 2008	77,500	6.7%	8.52%	2008
Floorplan lines of credit due 2007	14,368	1.2%	8.00%	2007
Total variable rate debt	325,614	28.2%	7.67%

Total debt	$1,152,998	100.0%	6.95%

% Fixed / Variable
Fixed	$827,384	71.8%	6.67%
Variable	325,614	28.2%	7.67%
Total debt	$1,152,998	100.0%	6.95%

Maturity Schedule	2006	2007	2008	2009	2010	Thereafter
Senior fixed rate mortgages	$7,444	$7,929	$8,342	$92,481	$7,869	$450,339
Various individual fixed rate mortgages (b)	14,418	2,216	45,893	12,262	5,369	69,946
Senior variable rate mortgage (c)	-	130,595	-	-	-	-
Senior exchangeable notes due 2025	-	-	-	-	-	96,600
Floorplan lines of credit	-	14,368	-	-	-	-
Trust preferred securities due 2035	-	-	-	-	-	25,780
Consumer finance chattel facility	-	-	18,607	-	-	-
Lease receivables facility	-	-	77,500	-	-	-
Revolving credit mortgage facility	58,764	-	-	-	-	-
Other debt	5,100	109	117	126	135	689
Total debt maturities	$85,726	$155,217	$150,459	$104,869	$13,373	$643,354

(a)                                   In February 2004, we entered into a two-year $100 million swap and purchased interest rate caps covering our senior variable rate mortgage.

(b)                                  Includes debt premium of $5,504 related to indebtedness assumed in HTA and DAM acquisitions as of December 31, 2005.

(c)                                   In February 2006, we extended the senior variable rate mortgage due 2006 to February 2007.  At our option, and subject to certain conditions, we may extend it for two additional twelve-month periods.

                                                                                                    Statement of Operations

	Three Months Ended
($ in thousands; except per share data)	12/31/05	09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Revenue
Communities	$55,350	$54,192	$51,974	$51,511	$50,870	$51,219	$48,681	$38,759
Retail Sales	4,859	10,852	16,434	7,526	8,113	3,546	1,880	741
Consumer finance and insurance	287	977	414	137	200	218	85	138
Total revenue	60,496	66,021	68,822	59,174	59,183	54,983	50,646	39,638

Operating Expenses
Communities	19,467	20,600	18,101	18,279	21,305	19,146	16,258	11,615
Retail Sales	8,069	15,572	17,280	10,382	14,237	5,950	2,895	922
Consumer finance and insurance	822	1,810	1,126	428	515	543	193	283
Real Estate taxes	4,443	3,967	4,099	3,997	4,555	3,832	3,787	3,067
Property management	1,935	3,087	2,494	2,265	2,082	1,978	1,613	1,454
General and administrative	8,417	7,334	6,389	5,494	5,866	4,441	4,291	14,774
IPO related costs	-	-	-	-	-	-	-	4,417
Total expenses	43,153	52,370	49,489	40,845	48,560	35,890	29,037	36,532
EBITDA (b)	17,343	13,651	19,333	18,329	10,623	19,093	21,609	3,106

Early termination of debt	-	-	-	-	-	3,258	-	13,427
Depreciation & amortization	23,258	19,681	18,840	16,375	16,477	16,596	15,156	13,082
Real estate and retail home asset impairment	(1,336)	23,158	-	-	3,358	-	-	-
Goodwill impairment	3,990	74,793	-	-	863	-	-	-
Net consumer finance interest expense	(143)	18	204	446	1,365	(42)	(4)	-
Interest expense	20,431	19,746	17,197	15,790	17,192	13,742	12,948	14,783
Interest income	(883)	(743)	(268)	(373)	(447)	(352)	(439)	(373)
Income (loss) before minority interest	(27,974)	(123,002)	(16,640)	(13,909)	(28,185)	(14,109)	(6,052)	(37,813)
Minority interest	1,043	5,111	633	546	1,379	557	481	3,145
Income (loss) from continuing operations	(26,931)	(117,891)	(16,007)	(13,363)	(26,806)	(13,552)	(5,571)	(34,668)
Discontinued operations, net	(4,282)	(6,460)	392	69	(5,969)	(1,081)	1,023	931
Income (loss) before preferred stock dividend	(31,213)	(124,351)	(15,615)	(13,294)	(32,775)	(14,633)	(4,548)	(33,737)
Preferred stock dividend	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(1,232)
Income (loss) available to common stockholders	$(33,791)	$(126,929)	$(18,193)	$(15,872)	$(35,353)	$(17,211)	$(7,126)	$(34,969)
FFO Calculation (a)(b)
Income (loss) from continuing operations	$(26,931)	$(117,891)	$(16,007)	$(13,363)	$(26,806)	$(13,552)	$(5,571)	$(34,668)
Plus: Depreciation and amortization	23,258	19,681	18,840	16,375	16,477	16,596	15,156	13,082
Income (loss) from discontinued operations	(4,473)	(6,751)	361	804	(80)	1,146	1,083	1,013
Depreciation and amortization from discontinued ops.	80	918	1,455	1,818	1,391	2,489	2,316	1,689
Depreciation on F, F & E	(552)	(577)	(529)	(422)	(451)	(363)	(81)	(369)
Minority interest portion of FFO reconciling items	(787)	(570)	(1,053)	(1,030)	(1,356)	(1,106)	(1,021)	(1,223)
Preferred stock dividends	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(1,232)
FFO available to common stockholders (b)	(11,983)	(107,768)	489	1,604	(13,403)	2,632	9,304	(21,708)

Plus: Amortization of loan origination fees	1,959	1,875	1,728	1,693	3,364	677	810	842
Early termination of debt	-	-	-	-	-	3,258	-	13,427
Depreciation on F, F & E	552	577	529	422	451	363	81	369
Goodwill Impairment	3,990	74,793	-	-	863	-	-	-
Real estate asset impairment charges	2,372	29,704	-	-	-	-	-	-

Less: Recurring capital expenditures	(991)	(2,810)	(3,111)	(3,835)	(5,554)	(2,679)	(1,100)	(520)
Scheduled principal amortization of indebtedness	(2,512)	(2,392)	(2,314)	(2,490)	(2,332)	(2,182)	(2,050)	(1,114)

Plus: Minority interest portion of FAD reconciling items	(162)	(3,753)	342	392	(103)	77	24	(1,743)
Funds available for distribution (“FAD”) (b)	$(6,775)	$(9,774)	$(2,337)	$(2,214)	$(16,714)	$2,146	$7,069	$(10,447)

EPS per share / unit
Basic	$(0.83)	$(3.10)	$(0.45)	$(0.39)	$(0.87)	$(0.42)	$(0.17)	$(1.20)
Diluted	$(0.83)	$(3.10)	$(0.45)	$(0.39)	$(0.87)	$(0.42)	$(0.17)	$(1.20)
FFO per share / unit
Basic	$(0.29)	$(2.64)	$0.01	$0.04	$(0.33)	$0.06	$0.23	$(0.74)
Diluted	$(0.29)	$(2.64)	$0.01	$0.04	$(0.33)	$0.06	$0.22	$(0.74)
FAD per share / unit
Basic	$(0.17)	$(0.24)	$(0.06)	$(0.05)	$(0.41)	$0.05	$0.17	$(0.36)
Diluted	$(0.17)	$(0.24)	$(0.06)	$(0.05)	$(0.41)	$0.05	$0.16	$(0.36)

Distribution per common share / OP unit	$0.0000	$0.0000	$0.1875	$0.3125	$0.3125	$0.3125	$0.3125	$0.1493
Distribution per preferred share / OP unit	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.4182
Basic weighted average common shares	40,957	40,886	40,877	40,876	40,858	40,857	40,857	29,233
Diluted weighted average common shares	44,694	44,871	45,301	45,280	45,042	45,043	43,269	31,793

(a)                   Includes impairment and severance charges and certain one-time costs related to the IPO and the repayment of certain indebtedness as scheduled on the following page.

(b)                   See Exhibit I for definition and reconciliation to nearest GAAP measure.

                                                                                                                           Segment Detail

	Three Months Ended
($ in thousands)	12/31/05	9/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Revenue
Total real estate revenue	$55,350	$54,192	$51,974	$51,511	$50,870	$51,219	$48,681	$38,759
Retail homes sales revenue	4,859	10,852	16,434	7,526	8,113	3,546	1,880	741
Finance and insurance revenue	287	977	414	137	200	218	85	138
Segment revenue	60,496	66,021	68,822	59,174	59,183	54,983	50,646	39,638

Expenses
Property operations expense	19,467	20,600	18,101	18,279	21,305	19,146	16,258	11,615
Real estate taxes	4,443	3,967	4,099	3,997	4,555	3,832	3,787	3,067
Retail homes sales expense	8,069	15,572	17,280	10,382	14,237	5,950	2,895	922
Insurance and finance expense	822	1,810	1,126	428	515	543	193	283
Segment expenses	32,801	41,949	40,606	33,086	40,612	29,471	23,133	15,887

Net Segment Income
Real estate income	31,440	29,625	29,774	29,235	25,010	28,241	28,636	24,077
Retail homes sales income	(3,210)	(4,720)	(846)	(2,856)	(6,124)	(2,404)	(1,015)	(181)
Insurance and finance income	(535)	(833)	(712)	(291)	(315)	(325)	(108)	(145)
Net segment income	$27,695	$24,072	$28,216	$26,088	$18,571	$25,512	$27,513	$23,751

Other Data
EBITDA (b)	$17,343	$13,651	$19,333	$18,329	$10,623	$19,093	$21,609	$3,106

FFO available to common stockholders (a)(b)	$(11,983)	$(107,768)	$489	$1,604	$(13,403)	$2,632	$9,304	$(21,708)

Net income (loss)	$(33,791)	$(126,929)	$(18,193)	$(15,872)	$(35,353)	$(17,211)	$(7,126)	$(34,969)

(a)           Results include impairment and severance and one-time charges related to the IPO and the repayment of certain indebtedness as scheduled below:

(b)   See Exhibit I for definition and reconciliation to nearest GAAP measure.

Goodwill impairment	$3,990	$74,793	$0	$0	$863	$0	$0	$0
Real estate and retail home asset impairment	(1,336)	23,158	-	-	3,543	(185)	-	-
Impairment charges included in discontinued operations	3,708	6,546	-	-	-	-	-	-
Executive severance charges	1,870	1,000	-	-	689	-	508	-
IPO executive stock grants compensation expense	-	-	-	-	-	-	-	10,195
IPO related early termination of debt	-	-	-	-	-	3,258	-	13,427
Other IPO related costs	-	-	-	-	-	-	-	4,417
Minority interest portion of above	(354)	(4,531)	-	-	(399)	(109)	(28)	(2,246)
Total	$7,878	$100,966	$0	$0	$4,696	$2,964	$480	$25,793

                                                                                                       Same Community Data

	2005				2004
($ in thousands)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
For the full quarter noted:
Average total homesites	34,614	34,695	34,912	34,957	34,962	34,962	34,962	34,962
Average total rental homes	6,571	6,186	5,917	5,914	5,991	6,119	5,770	5,353

Average occupied homesites — homeowners	23,875	24,198	24,304	24,393	24,523	25,132	25,815	26,243
Average occupied homesites — home renters	5,511	5,524	4,949	4,632	4,549	4,229	3,870	3,788
Average occupied homesites — total	29,386	29,722	29,253	29,025	29,072	29,361	29,685	30,031
Average occupancy — rental homes	83.9%	89.3%	83.6%	78.3%	75.9%	69.1%	67.1%	70.8%
Average occupancy — total	84.9%	85.7%	83.8%	83.0%	83.2%	84.0%	84.9%	85.9%

For the full quarter noted:
Real estate revenue
Homeowner rental income	$20,720	$20,591	$20,735	$20,761	$20,659	$20,897	$21,305	$21,702
Home renter rental income	9,926	9,939	8,674	8,665	8,907	8,657	8,461	7,957
Other	121	128	137	109	111	112	116	99
Rental income	30,767	30,658	29,546	29,535	29,677	29,666	29,882	29,758
Utility and other income	3,460	3,412	3,173	3,208	2,854	3,139	3,096	2,880
Total real estate revenue	34,227	34,070	32,719	32,743	32,531	32,805	32,978	32,638

Real estate expenses
Property operations expenses	11,714	12,720	11,109	10,979	12,185	12,472	10,732	9,858
Real estate taxes	833	2,780	2,832	2,801	2,923	2,652	2,655	2,658
Total real estate expenses	12,547	15,500	13,941	13,780	15,108	15,124	13,387	12,516
Real estate net segment income (a)	$21,680	$18,570	$18,778	$18,963	$17,423	$17,681	$19,591	$20,122

Average monthly real estate revenue per total occupied homesite (b)	$388	$382	$373	$376	$373	$372	$370	$362
Average monthly homeowner rental income per homeowner occupied homesite (c)	$289	$284	$284	$284	$281	$277	$275	$276
Average monthly real estate revenue per total homesite (d)	$330	$327	$312	$312	$310	$313	$314	$311
Average monthly home renter income per occupied rental home (e)	$600	$600	$584	$624	$653	$682	$729	$700
At end of quarter:
Total communities owned	184	184	184	184	184	184	184	184
Total homesites	34,622	34,610	34,782	34,956	34,962	34,962	34,962	34,962
Occupied homesites	29,072	29,708	29,607	29,129	28,918	29,293	29,431	29,964

Total rental homes owned	6,645	6,420	6,005	5,894	5,877	6,200	6,032	5,552
Occupied rental homes	5,356	5,641	5,320	4,794	4,546	4,502	3,981	3,763

Homeowner activity:
Homeowner move ins	122	54	93	199	38	105	92	107
Homeowner move outs	(352)	(364)	(401)	(385)	(425)	(370)	(359)	(270)
Home sales	151	381	653	562	724	154	50	14
Repossession move outs & other	(272)	(291)	(393)	(413)	(756)	(548)	(534)	108
Net homeowner activity	(351)	(220)	(48)	(37)	(419)	(659)	(751)	(41)
Home renter activity:
Home renter move ins	195	226	730	587	562	1,438	1,172	1,239
Home renter lease to own move ins	263	1,248	862	558	229	25	-	-
Home renter move outs	(743)	(1,153)	(1,066)	(897)	(747)	(942)	(954)	(1,339)
Net home renter activity	(285)	321	526	248	44	521	218	(100)
Net activity	(636)	101	478	211	(375)	(138)	(533)	(141)
Net homeowner activity	(351)	(220)	(48)	(37)	(419)	(659)	(751)	(41)
Occupied homeowner sites, beginning of period	24,067	24,287	24,335	24,372	24,791	25,450	26,201	26,242
Occupied homeowner sites, end of period	23,716	24,067	24,287	24,335	24,372	24,791	25,450	26,201
Net home renter activity	(285)	321	526	248	44	521	218	(100)
Occupied home renter sites, beginning of period	5,641	5,320	4,794	4,546	4,502	3,981	3,763	3,863
Occupied home renter sites, end of period	5,356	5,641	5,320	4,794	4,546	4,502	3,981	3,763
Total occupied homesites, end of period	29,072	29,708	29,607	29,129	28,918	29,293	29,431	29,964
Occupancy percentage	84.0%	85.8%	85.1%	83.3%	82.7%	83.8%	84.2%	85.7%

(a)                                      See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)                                      Average monthly real estate revenue per occupied homesite is defined as total real estate revenue (including homeowner, home renter, utility and other revenue) divided by average total occupied homesites divided by the number of months in the period.

(c)                                      Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)                                      Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)                                      Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

                                                                                               Total Real Estate Segment

	2005				2004
($ in thousands)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
For the full quarter noted:
Average total homesites	57,569	57,665	58,248	58,408	58,431	57,555	54,909	44,892
Average total rental homes	9,200	8,484	7,819	7,595	7,446	7,455	6,824	5,761

Average occupied homesites — homeowners	41,074	41,618	41,855	42,142	42,574	42,763	41,421	34,150
Average occupied homesites — home renters	7,629	7,390	6,333	5,649	5,340	4,779	4,214	3,917
Average occupied homesites — total	48,703	49,008	48,188	47,791	47,914	47,542	45,635	38,067
Average occupancy — rental homes	82.9%	87.1%	81.0%	74.4%	71.7%	64.1%	61.8%	68.0%
Average occupancy — total	84.6%	85.0%	82.7%	81.8%	82.0%	82.6%	83.1%	84.8%

For the full quarter noted:
Real estate revenue
Homeowner rental income	$35,720	$35,506	$35,798	$35,817	$35,618	$36,376	$34,541	$27,135
Home renter rental income	13,841	13,109	11,047	10,550	10,458	9,786	9,294	8,138
Other	259	243	297	285	275	293	304	157
Rental income	49,820	48,858	47,142	46,652	46,351	46,455	44,139	35,430
Utility and other income	5,530	5,334	4,832	4,859	4,519	4,764	4,542	3,329
Total real estate revenue	55,350	54,192	51,974	51,511	50,870	51,219	48,681	38,759

Real estate expenses
Property operations expenses	19,467	20,600	18,101	18,279	21,305	19,146	16,258	11,615
Real estate taxes	4,443	3,967	4,099	3,997	4,555	3,832	3,787	3,067
Total real estate expenses	23,910	24,567	22,200	22,276	25,860	22,978	20,045	14,682
Real estate net segment income (a)	$31,440	$29,625	$29,774	$29,235	$25,010	$28,241	$28,636	$24,077

Average monthly real estate revenue per total occupied homesite (b)	$379	$369	$360	$359	$354	$359	$356	$339
Average monthly homeowner rental income per homeowner occupied homesite (c)	$290	$284	$285	$283	$279	$284	$278	$265
Average monthly real estate revenue per total homesite (d)	$320	$313	$297	$294	$290	$297	$296	$288
Average monthly home renter income per occupied rental home (e)	$605	$591	$581	$623	$653	$683	$735	$693
At end of quarter:
Total communities owned	278	278	278	278	278	278	252	249
Total homesites	57,578	57,562	57,760	58,392	58,431	58,431	58,154	54,813
Occupied homesites	48,320	49,089	48,738	47,952	47,662	48,261	48,237	45,966

Total rental homes owned	9,328	8,947	8,083	7,665	7,421	7,659	7,237	6,425
Occupied rental homes	7,491	7,711	6,958	6,016	5,422	5,198	4,395	4,034

Homeowner activity:
Homeowner move ins	168	65	136	252	62	122	116	140
Homeowner move outs	(584)	(631)	(742)	(690)	(835)	(699)	(603)	(453)
Home sales	241	586	903	741	903	251	91	15
Repossession move outs & other	(374)	(422)	(453)	(607)	(953)	(578)	(698)	259
Net homeowner activity	(549)	(402)	(156)	(304)	(823)	(904)	(1,094)	(39)
Home renter activity:
Home renter move ins	344	416	1,026	838	754	1,774	1,353	1,303
Home renter lease to own move ins	432	1,764	1,189	793	341	36	-	-
Home renter move outs	(996)	(1,427)	(1,273)	(1,037)	(871)	(1,012)	(1,124)	(1,808)
Net home renter activity	(220)	753	942	594	224	798	229	(505)
Net activity	(769)	351	786	290	(599)	(106)	(865)	(544)
Acquisitions and other - homeowners	-	-	-	-	-	125	3,004	15,729
Acquisitions and other - home renters	-	-	-	-	-	5	132	676
Net activity, including acquisitions and other	(769)	351	786	290	(599)	24	2,271	15,861
Net homeowner activity	(549)	(402)	(156)	(304)	(823)	(779)	1,910	15,690
Occupied homeowner sites, beginning of period	41,378	41,780	41,936	42,240	43,063	43,842	41,932	26,242
Occupied homeowner sites, end of period	40,829	41,378	41,780	41,936	42,240	43,063	43,842	41,932
Net home renter activity	(220)	753	942	594	224	803	361	171
Occupied home renter sites, beginning of period	7,711	6,958	6,016	5,422	5,198	4,395	4,034	3,863
Occupied home renter sites, end of period	7,491	7,711	6,958	6,016	5,422	5,198	4,395	4,034
Total occupied homesites, end of period	48,320	49,089	48,738	47,952	47,662	48,261	48,237	45,966
Occupancy percentage	83.9%	85.3%	84.4%	82.1%	81.6%	82.6%	82.9%	83.9%

(a)                                      See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)                                      Average monthly real estate revenue per occupied homesite is defined as total real estate revenue (including homeowner, home renter, utility and other revenue) divided by average total occupied homesites divided by the number of months in the period.

(c)                                      Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)                                      Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)                                      Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

                                                                                      Capital Expenditure Summary

	Three Months Ended
($ in thousands)	12/31/05	9/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Recurring capital expenditures (a)	$991	$2,810	$2,913	$3,190	$5,055	$1,438	$892	$367

Recurring capital expenditures per average site per annum	69	195	200	218	346	100	65	33

Homesite upgrades (b)	2,366	3,679	2,964	2,437	3,875	2,342	1,126	778

Expansion, development, renovation and improvements (c)	1,956	2,807	4,077	6,399	10,464	3,974	2,904	423

Other capital expenditures (d)	-	-	191	215	127	972	1,094	111
Total capital improvements	$5,313	$9,296	$10,145	$12,241	$19,521	$8,726	$6,016	$1,679

Recurring capital expenditures including discontinued operations (a)	$991	$2,810	$3,111	$3,835	$5,554	$2,679	$1,100	$520

(a)                                   Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community.  These capital expenditures include repairs of roads, driveways, pools, renovation of clubhouses and replacement or installation of street lights, playground equipment, signage, maintenance facilities, manager housing and property vehicles.  These capital expenditures do not include water meters, sheds, homes or community acquisitions.  Our minimum capitalizable amount of a project is $500.

(b)                                  Includes capital expenditures that improve homesites for placement of a new home typically when an existing older home moves out and the site is prepared for a new home.  Many of these activities are governed by manufacturers’ installation requirements and state building codes and include grading, electrical, concrete, landscaping, drainage and water/sewer lines.  We estimate that the new home will be in the community for an average of at least 20 years although we depreciate these costs over 10 years.

(c)                                   These are the costs to develop, expand, renovate and improve communities following acquisition.  They include costs for engineering, driveways, paving, utilities, and amenities.

(d)                                  These costs include capitalized interest and wages.

                                                                                               Manufactured Home Data

	Three Months Ended
($ in thousands)	12/31/05	09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Home purchase data
Number of manufactured homes purchased (a)	622	1,450	1,321	985	665	673	903	2,441

Home sales data
New homes sold	52	118	187	38	5	20	7	9
Used homes sold	189	468	716	703	898	231	84	6
Total homes sales	241	586	903	741	903	251	91	15

Average homes sale price	$20,162	$18,519	$18,199	$10,157	$8,984	$14,127	$20,659	$49,400

Home Inventory Data
Home inventory	9,328	8,947	8,083	7,665	7,421	7,659	7,237	6,425

Gross asset value including setup costs $(000’s)	$261,546	$250,999	$222,359	$192,629	$179,656	$183,700	$169,039	$145,710
Gross asset value per home	$28,039	$28,054	$27,509	$25,131	$24,209	$23,985	$23,358	$22,679

Current asset value including setup costs $(000’s)	$224,461	$221,499	$196,014	$167,024	$154,580	$159,994	$148,699	$128,648
Current asset value per home	$24,063	$24,757	$24,250	$21,790	$20,830	$20,890	$20,547	$20,023

                                                                                                                         Top 20 Markets

Top 20 Markets

		Percentage
	Number of	of	Occupancy (1)
	Total	Total
Markets (a)	Homesites	Homesites	12/31/05	09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Dallas — Ft. Worth, TX	7,164	12.4%	81.4%	84.2%	82.7%	79.8%	78.4%	77.4%	77.1%	79.4%
Atlanta, GA	4,967	8.6%	89.1%	90.0%	89.2%	86.7%	84.8%	85.3%	84.4%	84.7%
Salt Lake City, UT	3,792	6.6%	92.2%	93.1%	92.1%	91.1%	90.1%	91.1%	91.3%	93.1%
Front Range of CO	3,287	5.7%	84.9%	88.2%	89.1%	87.0%	86.7%	88.4%	89.6%	91.9%
Kansas City — Lawrence — Topeka, MO — KS	2,423	4.2%	87.6%	89.6%	89.6%	88.1%	87.0%	88.6%	89.2%	89.5%
Jacksonville, FL	2,256	3.9%	89.5%	89.7%	88.2%	86.9%	86.4%	86.1%	86.4%	86.9%
Wichita, KS	2,157	3.7%	64.7%	67.5%	66.7%	62.7%	62.3%	66.1%	66.5%	70.9%
Orlando, FL	1,987	3.5%	91.4%	91.3%	89.8%	88.5%	87.5%	86.7%	87.5%	88.2%
St. Louis, MO — IL	1,898	3.3%	80.3%	80.9%	81.0%	78.7%	78.5%	81.7%	83.8%	84.1%
Oklahoma City, OK	1,889	3.3%	78.4%	80.5%	78.5%	77.1%	77.2%	79.6%	79.1%	82.0%
Greensboro — Winston Salem, NC	1,398	2.4%	68.5%	69.8%	69.5%	68.2%	68.9%	68.3%	69.4%	71.3%
Davenport — Moline — Rock Island, IA — IL	1,382	2.4%	87.0%	87.8%	86.8%	83.9%	84.5%	86.1%	85.0%	84.6%
Elkhart — Goshen, IN	1,212	2.1%	86.5%	86.8%	85.6%	82.1%	79.9%	80.0%	79.7%	80.1%
Charleston — North Charleston, SC	1,179	2.0%	84.1%	83.7%	81.8%	77.9%	77.8%	79.6%	80.2%	81.9%
Raleigh — Durham — Chapel Hill, NC	1,093	1.9%	90.7%	90.1%	85.7%	83.4%	82.9%	82.0%	81.1%	85.5%
Sioux City, IA — NE	992	1.7%	79.3%	80.5%	79.8%	78.5%	77.9%	80.3%	82.6%	83.3%
Syracuse, NY	931	1.6%	64.9%	67.5%	64.7%	54.2%	55.4%	56.9%	58.5%	62.0%
Des Moines, IA	858	1.5%	88.0%	88.5%	86.9%	86.5%	86.7%	87.4%	88.4%	88.9%
Flint, MI	838	1.5%	73.0%	73.4%	74.0%	72.4%	74.7%	76.6%	78.8%	80.1%
Corpus Christi, TX	754	1.3%	73.2%	76.3%	75.6%	72.4%	71.3%	71.0%	72.1%	73.8%
Subtotal — Top 20 Markets	42,457	73.7%	83.4%	84.9%	83.9%	81.4%	80.7%	81.5%	81.8%	83.3%
All Other Markets	15,121	26.3%	85.4%	86.3%	85.8%	84.1%	84.1%	85.7%	86.1%	85.7%
Total / Weighted Average	57,578	100.0%	83.9%	85.3%	84.4%	82.1%	81.6%	82.6%	82.9%	83.9%

	Total	Total	Rental Income Per Occupied Homesite Per Month (b)(c)
Markets (a)	Homesites	Homesites	12/31/05	09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Dallas — Ft. Worth, TX	7,164	12.4%	$370	$347	$349	$353	$357	$349	$351	$347
Atlanta, GA	4,967	8.6%	371	353	349	345	337	328	325	323
Salt Lake City, UT	3,792	6.6%	351	348	348	348	341	341	346	349
Front Range of CO	3,287	5.7%	450	430	429	425	431	425	423	419
Kansas City — Lawrence — Topeka, MO — KS	2,423	4.2%	295	291	285	280	284	284	277	274
Jacksonville, FL	2,256	3.9%	363	350	349	348	337	331	333	330
Wichita, KS	2,157	3.7%	279	270	273	287	290	284	285	283
Orlando, FL	1,987	3.5%	374	366	368	355	337	329	328	326
St. Louis, MO — IL	1,898	3.3%	306	296	290	287	290	296	287	284
Oklahoma City, OK	1,889	3.3%	298	281	289	295	309	303	301	288
Greensboro — Winston Salem, NC	1,398	2.4%	277	273	270	259	256	254	259	247
Davenport — Moline — Rock Island, IA — IL	1,382	2.4%	277	267	265	265	267	264	262	258
Elkhart — Goshen, IN	1,212	2.1%	358	335	326	319	317	314	313	305
Charleston — North Charleston, SC	1,179	2.0%	276	267	251	241	233	233	232	239
Raleigh — Durham — Chapel Hill, NC	1,093	1.9%	365	348	340	344	329	326	324	321
Sioux City, IA — NE	992	1.7%	305	295	290	285	284	280	281	273
Syracuse, NY	931	1.6%	376	345	340	342	327	350	347	353
Des Moines, IA	858	1.5%	318	313	307	302	296	303	301	289
Flint, MI	838	1.5%	378	361	358	352	349	346	341	343
Corpus Christi, TX	754	1.3%	341	321	324	342	338	345	355	352
Subtotal — Top 20 Markets	42,457	73.7%	349	335	333	332	330	326	325	322
All Other Markets	15,121	26.3%	315	311	309	308	305	312	305	313
Total / Weighted Average	57,578	100.0%	$340	$328	$327	$325	$323	$322	$320	$320

(a)                   Markets are defined by our management.

(b)                   Rental Income is defined as homeowner rental income, home rental income, and other rental income reduced by move-in bonuses and rent concessions.

(c)                                      For communities acquired during the quarter, weighted average all-in rent (homesite rent and home rent) was used as a proxy for “Rental Income Per Occupied Homesite Per Month”.

Affordable Residential Communities

Operating Results by Occupancy Level (Last 5 Quarters)

			Q4 2005				Q3 2005				Q2 2005
		Home-
	Comm.	sites			Margin	EoP			Margin	EoP			Margin	EoP
Occupancy	12/31/05		Rev.	NSI **	%	Occ%	Rev.	NSI **	%	Occ%	Rev.	NSI **	%	Occ%
Same Communities
90 - 100%	78	14,363	$16,736	$10,441	62.4%	95.3%	$16,560	$10,357	62.5%	95.9%	$15,910	$10,291	64.7%	94.9%
80 - 89.9%	49	9,108	9,093	6,049	66.5%	85.7%	8,925	4,755	53.3%	87.6%	8,461	4,773	56.4%	86.3%
70 - 79.9%	25	4,769	3,920	2,266	57.8%	75.0%	4,017	1,698	42.3%	79.2%	3,843	1,736	45.2%	78.3%
< 70%	32	6,382	4,478	2,924	65.3%	62.8%	4,568	1,760	38.5%	65.7%	4,505	1,977	43.9%	66.6%
Total	184	34,622	$34,227	$21,680	63.3%	84.0%	$34,070	$18,570	54.5%	85.8%	$32,719	$18,778	57.4%	85.1%
Acquired Communities
90 - 100%	44	8,667	$8,937	$4,324	48.4%	95.0%	$8,408	$4,958	59.0%	95.1%	$7,972	$4,907	61.6%	93.1%
80 - 89.9%	25	7,079	6,973	2,998	43.0%	84.7%	6,594	3,723	56.5%	84.9%	6,428	3,814	59.3%	83.8%
70 - 79.9%	14	3,866	2,989	1,583	53.0%	76.5%	2,976	1,630	54.8%	77.8%	2,766	1,450	52.4%	77.4%
< 70%	11	3,344	2,224	855	38.4%	61.8%	2,144	744	34.7%	63.7%	2,089	825	39.5%	63.3%
Total	94	22,956	$21,123	$9,760	46.2%	83.9%	$20,122	$11,055	54.9%	85.0%	$19,255	$10,996	57.1%	84.1%
Total Real Estate Segment
90 - 100%	122	23,030	$25,673	$14,764	57.5%	95.1%	$24,968	$15,315	61.3%	95.6%	$23,882	$15,198	63.6%	94.2%
80 - 89.9%	74	16,187	16,066	9,048	56.3%	85.2%	15,519	8,479	54.6%	86.4%	14,889	8,587	57.7%	85.2%
70 - 79.9%	39	8,635	6,909	3,848	55.7%	75.7%	6,993	3,327	47.6%	78.6%	6,609	3,187	48.2%	77.9%
< 70%	43	9,726	6,702	3,780	56.4%	62.5%	6,712	2,504	37.3%	65.0%	6,594	2,802	42.5%	65.5%
Total	278	57,578	$55,350	$31,440	56.8%	83.9%	$54,192	$29,625	54.7%	85.3%	$51,974	$29,774	57.3%	84.4%

			Q1 2005				Q4 2004				Trailing 12 Months
		Home-			Margin	EoP			Margin	EoP			Margin	Avg.
Occupancy	Comm.	sites	Rev.	NSI **	%	Occ%	Rev.	NSI **	%	Occ%	Rev.	NSI **	%	Occ%
Same Communities
90 - 100%	78	14,363	$16,038	$10,332	64.4%	93.4%	$15,578	$8,936	57.4%	93.0%	$65,244	$41,421	63.5%	94.9%
80 - 89.9%	49	9,108	8,372	4,802	57.4%	82.9%	8,358	4,506	53.9%	82.4%	34,850	20,380	58.5%	85.6%
70 - 79.9%	25	4,769	3,758	1,749	46.5%	77.0%	3,926	1,946	49.6%	76.1%	15,539	7,448	47.9%	77.4%
< 70%	32	6,382	4,574	2,080	45.5%	66.1%	4,669	2,035	43.6%	65.3%	18,125	8,742	48.2%	65.3%
Total	184	34,622	$32,743	$18,963	57.9%	83.3%	$32,531	$17,423	53.6%	82.7%	$133,759	$77,991	58.3%	84.6%
Acquired Communities
90 - 100%	44	8,667	$7,742	$4,455	57.5%	88.8%	$7,612	$3,221	42.3%	88.0%	$33,059	$18,644	56.4%	93.0%
80 - 89.9%	25	7,079	6,187	3,435	55.5%	82.1%	5,939	2,239	37.7%	80.8%	26,182	13,970	53.4%	83.9%
70 - 79.9%	14	3,866	2,764	1,516	54.8%	76.1%	2,738	1,420	51.8%	77.2%	11,495	6,178	53.7%	76.9%
< 70%	11	3,344	2,074	866	41.8%	60.1%	2,050	707	34.5%	60.7%	8,532	3,291	38.6%	62.2%
Total	94	22,956	$18,768	$10,272	54.7%	81.6%	$18,339	$7,587	41.4%	81.1%	$79,268	$42,083	53.1%	83.0%
Total Real Estate Segment
90 - 100%	122	23,030	$23,781	$14,788	62.2%	91.7%	$23,191	$12,157	52.4%	91.1%	$98,303	$60,065	61.1%	94.1%
80 - 89.9%	74	16,187	14,559	8,237	56.6%	82.6%	14,297	6,745	47.2%	81.7%	61,033	34,350	56.3%	84.8%
70 - 79.9%	39	8,635	6,523	3,264	50.0%	76.6%	6,664	3,366	50.5%	76.6%	27,034	13,627	50.4%	77.2%
< 70%	43	9,726	6,649	2,946	44.3%	64.0%	6,718	2,742	40.8%	63.6%	26,657	12,032	45.1%	64.2%
Total	278	57,578	$51,511	$29,235	56.8%	82.1%	$50,870	$25,010	49.2%	81.6%	$213,027	$120,074	56.4%	83.9%

Note:

** NSI = Net Segment Income

Affordable Residential Communities

Occupancy Migration Analysis - 9/30/05 to 12/31/05

# Communities Moved from 80-89% bucket to the 90%+ bucket	9

# Communities Moved from 70-79% bucket to the 80-89% bucket	1

# Communities Moved from <70% bucket to the 70-79% bucket	0

# Communities that moved up 2 or more buckets (Ex. 70-79% to 90%+)	0

# Communities that stayed in the same occupancy bucket	230

# Communities that went to lower occupancy bucket	38
TOTAL	278

                                                                                            Acquisitions & Dispositions

($ in thousands)

Acquisitions

							Fair Market
Acquisition		Number of	Number of	Allocated	Debt		Value of
Date	Market	Communities	Homesites	Purchase Price	Assumed	Cash	OP Units/shares
02/18/04	Various	90	26,406	$615,270	$92,434	$522,836	$0
02/26/04	Nashville, TN	2	401	$7,400	$0	$7,400	$0
06/18/04	Salt Lake City	2	243	$5,456	$0	$5,456	$0
06/30/04	Various	36	3,573	$61,500	$28,358	$0	$33,142
07/20/04	Salt Lake City	1	145	$4,126	$3,759	$367	$0
09/28/04	Salt Lake City	1	137	$3,290	$0	$3,290	$0

Dispositions **

Month		Number of	Number of	Net Assets	Gain (Loss)	Impairment
Held for Sale	Market	Communities	Homesites	Held for Sale	Held for Sale	Loss
September 2004	Various	15	4,006	$28,012	$72	$0
December 2004	Various	15	3,149	$24,607	$(6,257)	$0

September 2005	Various	79	13,393	$139,517	$0	$(34,794)
December 2005	Various	(41)	(8,067)	$(67,239)	$0	$2,718

Total 2005 Dispositions		38	5,326	$72,278	$0	$(32,076)

* Schedule includes financial data as of the acquisition or disposition date.

** (  ) indicates properties that were re-continued.

                                                                                                                    Investor Inquiries

Common stock symbol:	ARC
Preferred stock symbol:	ARC-PA

Exchange Traded:	NYSE

	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	2005	2005	2005	2005	2004	2004	2004	2004 (a)
Common Stock Dividend Information
Declaration date	N/A	N/A	5/23/2005	3/16/2005	12/15/2004	9/14/2004	6/14/2004	3/10/2004
Record date	N/A	N/A	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Payment date	N/A	N/A	7/15/2005	4/15/2005	1/14/2005	10/15/2004	7/15/2004	4/15/2004
Distributions per share	N/A	N/A	$0.1875	$0.3125	$0.3125	$0.3125	$0.3125	$0.1493

Preferred Stock Dividend Information
Declaration date	12/14/2005	9/21/2005	5/23/2005	3/16/2005	12/15/2004	9/14/2004	6/14/2004	3/10/2004
Record date	1/13/2006	10/15/2005	7/15/2005	4/15/2005	1/15/2005	10/15/2004	7/15/2004	4/15/2004
Payment date	1/30/2006	10/30/2005	7/29/2005	4/29/2005	1/31/2005	10/29/2004	7/30/2004	4/30/2004
Distributions per share	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.4182

(a)                                      Distributions reflect partial period.

Inquiries:

Affordable Residential Communities welcomes any questions or comments from our investors, prospective investors, analysts, investment managers or media professionals.  Please direct all inquiries to one of the following contact points:

At our website:	www.aboutarc.com
By phone:	(866) 847-8931
By fax:	(303) 294-0121
By e-mail:	investor.relations@aboutarc.com
By mail:	Affordable Residential Communities, Inc.
Investor Relations Department
7887 East Belleview Avenue
Suite 200
Englewood, CO 80111

Definitions of Non-GAAP Measures

Investors in and analysts following the real estate industry use funds from operations (“FFO”), net segment income,  earnings before interest, taxes, depreciation and amortization (“EBITDA”) and funds available for distribution (“FAD”) as supplemental performance measures. While we believe that net income (as defined by GAAP) is the most appropriate measure, we also believe that FFO, net segment income, EBITDA and FAD are widely used by and relevant to investors, analysts and lenders and are appropriate supplemental measures. FFO reflects the assumption that real estate values rise or fall with market conditions and principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. Net segment income provides a measure of rental operations and excludes deductions for depreciation and amortization and non-property specific expenses such as general and administrative expenses.  EBITDA provides a measure to evaluate our ability to incur and service debt and to fund dividends and other cash needs.  FAD provides a measure to evaluate our ability to fund dividends.  In addition, FFO, net segment income, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as “net income, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus rental property depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” Industry analysts consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT primarily because the computation of FFO excludes historical cost depreciation as an expense and thereby facilitates the comparison of REITs which have different cost bases in their assets. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, whereas real estate values have instead historically risen or fallen based upon market conditions. FFO does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. Please see the Reconciliation of Net Income to Funds from Operations set forth above.

Net segment income is defined as income from real estate operations and other segments of the Company, less expenses for property operations, real estate taxes, cost of manufactured homes sold, and retail home sales, finance, insurance and other operations.

EBITDA is defined as net loss available to common stockholders adjusted to exclude preferred stock dividend expense, income from discontinued operations net of minority interest, minority interest, interest income, interest expense, depreciation and amortization and early termination of debt expenses.  It is a measure of net segment income less property management, general and administrative expenses and IPO related costs.

FAD is defined as FFO less non-revenue producing, recurring capital expenditures and scheduled principal amortization of indebtedness.

FFO, net segment income, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on indebtedness and payment of dividends and distributions. FFO, net segment income, EBITDA and FAD should not be considered as substitutes for net income (calculated in accordance with GAAP), as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, net segment income, EBITDA and FAD as calculated by the Company may not be comparable to similarly titled, but differently calculated, measures of other REITs or to the definition of FFO published by NAREIT.

FFO, FAD and EBITDA Reconciliations

	Three Months Ended
($ in thousands, except per share data)	12/31/05	09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Funds from operations (“FFO”) and adjusted funds from operations
Net income loss before preferred stock dividend and discontinued operations	$(26,931)	$(117,891)	$(16,007)	$(13,363)	$(26,806)	$(13,552)	$(5,571)	$(34,668)
Plus:
Depreciation and amortization	23,258	19,681	18,840	16,375	16,477	16,596	15,156	13,082
Income (loss) from discontinued operations	(4,473)	(6,751)	361	804	(80)	1,146	1,083	1,013
Depreciation from discontinued operations	80	918	1,455	1,818	1,391	2,489	2,316	1,689
Depreciation expense on furniture, equipment and vehicles	(552)	(577)	(529)	(422)	(451)	(363)	(81)	(369)
Minority interest portion of FFO reconciling items	(787)	(570)	(1,053)	(1,030)	(1,356)	(1,106)	(1,021)	(1,223)
Preferred stock dividend	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(1,232)
FFO available to common stockholders	(11,983)	(107,768)	489	1,604	(13,403)	2,632	9,304	(21,708)
Plus:
Restricted stock grants	-	-	-	-	-	-	-	10,195
IPO related costs	-	-	-	-	-	-	-	4,417
Early termination of debt	-	-	-	-	-	3,258	-	13,427
Minority interest portion of Adjusted FFO reconciling items	-	-	-	-	-	(180)	-	(2,202)
Adjusted FFO	$(11,983)	$(107,768)	$489	$1,604	$(13,403)	$5,710	$9,304	$4,129

Funds available for distribution (“FAD”) and adjusted FAD
FFO available to common stockholders	$(11,983)	$(107,768)	$489	$1,604	$(13,403)	$2,632	$9,304	$(21,708)
Plus:
Amortization of loan origination fees	1,959	1,875	1,728	1,693	3,364	677	810	842
Depreciation expense on furniture, equipment and vehicles	552	577	529	422	451	363	81	369
Early termination of debt	-	-	-	-	-	3,258	-	13,427
Less:
Recurring capital expenditures	(991)	(2,810)	(3,111)	(3,835)	(5,554)	(2,679)	(1,100)	(520)
Scheduled principal amortization of indebtedness	(2,512)	(2,392)	(2,314)	(2,490)	(2,332)	(2,182)	(2,050)	(1,114)
Minority interest portion of FAD reconciling items	(162)	(3,753)	342	392	(103)	77	24	(1,743)
FAD	(13,137)	(114,271)	(2,337)	(2,214)	(17,577)	2,146	7,069	(10,447)
Plus:
Restricted stock grants	-	-	-	-	-	-	-	10,195
IPO related costs	-	-	-	-	-	-	-	4,417
Minority interest portion of Adjusted FAD reconciling items	-	-	-	-	-	-	-	(1,133)
Goodwill impairment	3,990	74,793	-	-	863	-	-	-
Income (loss) from sale of discontinued operations	2,372	29,704	-	-	-	-	-	-
Adjusted FAD	$(6,775)	$(9,774)	$(2,337)	$(2,214)	$(16,714)	$2,146	$7,069	$3,032

EBITDA and adjusted EBITDA
Net loss available to common stockholders	$(33,791)	$(126,929)	$(18,193)	$(15,872)	$(35,353)	$(17,211)	$(7,126)	$(34,969)
Plus:
Preferred stock dividend	2,578	2,578	2,578	2,578	2,578	2,578	2,578	1,232
Loss (income) from discontinued operations, net	4,282	6,460	(392)	(69)	5,969	1,081	(1,023)	(931)
Minority interest	(1,043)	(5,111)	(633)	(546)	(1,379)	(557)	(481)	(3,145)
Interest income	(883)	(743)	(268)	(373)	(447)	(352)	(439)	(373)
Interest expense	20,431	19,746	17,197	15,790	17,192	13,742	12,948	14,783
Depreciation and amortization	23,258	19,681	18,840	16,375	16,477	16,596	15,156	13,082
Real estate and retail home asset impairment	(1,336)	23,158	-	-	3,358	-	-	-
Goodwill impairment	3,990	74,793	-	-	863	-	-	-
Early termination of debt	-	-	-	-	-	3,258	-	13,427
EBITDA	17,486	13,633	19,129	17,883	9,258	19,135	21,613	3,106
Plus:
Restricted stock grants	-	-	-	-	-	-	-	10,195
IPO related costs	-	-	-	-	-	-	-	4,417
Adjusted EBITDA	$17,486	$13,633	$19,129	$17,883	$9,258	$19,135	$21,613	$17,718

Total Real Estate Net Segment Income Reconciliation

	2005				2004
($in thousands)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Net segment income:
Real estate	$31,440	$29,625	$29,774	$29,235	$25,010	$28,241	$28,636	$24,077)
Retail sales	(3,210)	(4,720)	(846)	(2,856)	(6,124)	(2,404)	(1,015)	(181)
Insurance and Finance	(535)	(833)	(712)	(291)	(315)	(325)	(108)	(145)
	$27,695	$24,072	$28,216	$26,088	$18,571	$25,512	$27,513	$23,751
Other expense:
Property management	1,935	3,087	2,494	2,265	2,082	1,978	1,613	1,454
General and administrative	8,417	7,334	6,389	5,494	5,866	4,441	4,291	14,774
Initial public offering (“IPO”) related costs	-	-	-	-	-	-	-	4,417
Early terminiation of debt	-	-	-	-	-	3,258	-	13,427
Depreciation and amortization	23,258	19,681	18,840	16,375	16,477	16,596	15,156	13,082
Retail home sales asset impairment and other exp.	(1,336)	23,158	-	-	3,358	-	-	-
Goodwill impairment	3,990	74,793	-	-	863	-	-	-
Net consumer finance interest expense	(143)	18	204	446	1,365	(42)	(4)	-
Interest expense	20,431	19,746	17,197	15,790	17,192	13,742	12,948	14,783
Total other expenses	56,552	147,817	45,124	40,370	47,203	39,973	34,004	61,937
Interest income	883	743	268	373	447	352	439	373
Loss before allocation to minority interest	(27,974)	(123,002)	(16,640)	(13,909)	(28,185)	(14,109)	(6,052)	(37,813)
Minority interest	1,043	5,111	633	546	1,379	557	481	3,145
Net loss from continuing operations	(26,931)	(117,891)	(16,007)	(13,363)	(26,806)	(13,552)	(5,571)	(34,668)
Income (loss) from discontinued operations	(4,473)	(6,751)	361	803	(80)	1,146	1,083	1,013
Gain (loss) on sale of discontinued operations	-	-	52	(730)	(6,257)	(2,292)	-	-
Minority interest in discontinued operations	191	291	(21)	(4)	368	65	(60)	(82)
Net loss	(31,213)	(124,351)	(15,615)	(13,294)	(32,775)	(14,633)	(4,548)	(33,737)
Preferred stock dividend	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(1,232)
Net loss available to common stockholders	$(33,791)	$(126,929)	$(18,193)	$(15,872)	$(35,353)	$(17,211)	$(7,126)	$(34,969)

     Same Community Net Segment Income Reconciliation

	2005				2004
($ in thousands)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Net segment income:
Real estate (a)	$21,680	$18,570	$18,778	$18,963	$17,423	$17,681	$19,591	$20,122
Retail home sales and finance	-	-	-	-	-	-	-	-
Insurance	(535)	(833)	(712)	(291)	(315)	(325)	(108)	(145)
	21,145	17,737	18,066	18,672	17,108	17,356	19,483	19,977
Other expenses:
Property management (c)	1,281	2,043	1,651	1,499	1,378	1,309	1,068	962
General and administrative (b)	8,509	7,253	6,077	5,480	5,866	4,441	4,291	4,654
Depreciation and amortization	13,741	12,553	11,854	10,890	11,417	11,057	10,714	11,372
Retail home sales asset impairment and other expense	-	-	-	-	-	-	-	-
Net consumer finance interest expense	(143)	18	204	446	1,365	(42)	(4)	-
Interest expense	11,456	10,997	10,229	9,496	9,646	9,434	9,387	12,522
Total other expenses	34,844	32,864	30,015	27,811	29,672	26,199	25,456	29,510
Interest income	883	743	268	373	354	352	439	373
Loss before allocation to minority interest	(12,816)	(14,384)	(11,681)	(8,766)	(12,210)	(8,491)	(5,534)	(9,160)
Minority interest	478	597	486	364	598	416	476	797
Net loss from continuing operations	(12,338)	(13,787)	(11,195)	(8,402)	(11,612)	(8,075)	(5,058)	(8,364)
Discontinued operations	-	-	-	-	-	-	-	-
Net loss	(12,338)	(13,787)	(11,195)	(8,402)	(11,612)	(8,075)	(5,058)	(8,364)
Preferred stock dividend	-	-	-	-	-	-	-	-
Net loss available to common stockholders	$(12,338)	$(13,787)	$(11,195)	$(8,402)	$(11,612)	$(8,075)	$(5,058)	$(8,364)

(a)     Same communities information excludes results of communities acquired in the  Hometown, D.A.M and other acquisitions after January 1, 2003 and the communities sold or discontinued before December 31, 2004.

(b) Excludes amortization of restricted stock issued in connection with the IPO.

(c)  Excludes property management expenses incurred in connection with the Hometown acquisition.